CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Post-Effective Amendment No. 17 to the Registration Statement of Franklin Tax-Exempt Money Fund on Form N-1A File No.2-72614 of our report dated September 2, 1997 on our audit of the financial statements and financial highlights of Franklin Tax-Exempt Money Fund, which report is included in the Annual Report to Shareholders for the year ended July 31, 1997, which is incorporated by reference in the Registration Statement.



                            COOPERS & LYBRAND L.L.P.



San Francisco, California
November 24, 1997